Exhibit 10.6

Base Salaries of Named Executive Officers of the Registrant

As of July 1, 2008, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402 (a)(3) of Regulation S-K) of Old Point Financial Corporation:

Robert F. Shuford	$300,000
Chairman, President & Chief Executive Officer
Old Point Financial Corporation

Louis G. Morris	$250,000
Executive Vice President/OPNB
Old Point Financial Corporation

Margaret P. Causby	$150,000
Senior Vice President/Risk Management
Old Point Financial Corporation

Eugene M. Jordan, II	$147,000
Executive Vice President/Trust
Old Point Financial Corporation

Laurie D. Grabow	$146,000
Chief Financial Officer & Senior Vice President/Finance
Old Point Financial Corporation